Exhibit (h)(3)(c)

Amendment to Amended and Restated Transfer Agent Interactive Client Services

Agreement Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of December 15, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, ALPS and the Fund have entered into an Amendment and Restated Fund Accounting and Administration Agreement (the “Administration Agreement”) dated April 12, 2010;

WHEREAS, the initial term of the Agreement expired on December 8, 2011 thereafter continuing for successive annual terms;

WHEREAS, the initial term of the Administration Agreement expires on April 12, 2013 thereafter continuing for successive annual terms;

WHEREAS, Forward Management, LLC recommends that the renewal term of the Agreement synchronize with the expiration of the initial term of the Administration Agreement;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the term provisions of the Agreement to reflect the revised term. Further, ALPS and the Fund wish to revise Schedule I-A and I-B– List of Portfolios;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedules I-A and I-B– List of Portfolios. Schedules I-A and I-B are replaced in their entirety with the attached
Schedule	A.

2.	Termination. Section 5.1 of the Agreement is replaced in its entirety with the below.

Term. The term of this Agreement shall be three years (“Initial Term”) from December 8, 2008 unless terminated pursuant to the provisions of this Section 5.). This Agreement shall automatically renew at the end of the Initial Term until April 12, 2013, the date of the expiration of the initial term of the Fund

Accounting and Administration Agreement between the Fund and ALPS. From April 12, 2013 thereafter, this Agreement will renew automatically for additional, successive twelve (12)-month terms (each, a “Renewal Term”) unless terminated by either party on not less than sixty (60) days prior written notice to the other party. The Initial Term and any Renewal Term(s) are referred to herein as the Term.

3.	Remainder of the Agreement. All services under Section 2 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name: Jeremy O. May		Name: Robert S. Naka
Title: President		Title: Vice President Funds

SCHEDULE A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Dated as of December 15, 2011

Forward Aggressive Growth Allocation Fund

Forward Balanced Allocation Fund

Forward Banking and Finance Fund

Forward Commodity Long/Short Strategy Fund

Forward CorePlus Fund

Forward Credit Analysis Long/Short Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Extended MarketPlus Fund

Forward Focus Fund

Forward Frontier Strategy Fund

Forward Global Credit Long/Short Fund

Forward Global Infrastructure Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward Growth Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Allocation Fund

Forward International Dividend Fund

Forward International Equity Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed-Income Fund

Forward Large Cap Dividend Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Strategic Alternatives Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward U.S. Government Money Fund